UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Juniper Networks, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JUNIPER NETWORKS, INC.

ADDITIONAL INFORMATION REGARDING
THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2020

The date of this Amendment and Supplement is April 17, 2020

The following information notifying stockholders of Juniper Networks, Inc. (the “Company”) of a change in meeting location relates to the Company’s proxy statement (the “Proxy Statement”), filed on April 2, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2020 Annual Meeting of Stockholders to be held on May 14, 2020, at 8:00 a.m. Pacific Time (the “Annual Meeting”). This information is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 17, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STAEMENT.

NOTICE OF CHANGE IN LOCATION OF THE ANNUAL MEETING OF STOCKHOLDERS

Due to the public health impact of the coronavirus disease 2019 (COVID-19) and to support the health and well-being of our employees, stockholders and other stakeholders, NOTICE IS HEREBY GIVEN that the location of the Company’s 2020 Annual Meeting of Stockholders has changed from an in-person meeting to a virtual-only meeting and participants will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on May 14, 2020 at 8:00 a.m. Pacific Time. We expect our use of a virtual-only meeting format to be a one-time occurrence effective only for 2020 due to COVID-19 pandemic-related extenuating circumstances.

The platform for the virtual Annual Meeting includes functionality that affords validated stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log-in to the virtual Annual Meeting are provided below, and once admitted, stockholders may view reference materials such as our list of stockholders as of the record date, submit questions and vote their shares by following the instructions that will be available on the meeting website.

As described in the proxy materials for the Annual Meeting that were previously distributed, individuals are entitled to participate in the Annual Meeting if they were a stockholder as of the close of business on March 19, 2020 (the record date for the annual meeting) or hold a legal proxy for the meeting provided by your bank, broker or nominee.

Access and Log-In Instructions for Virtual Annual Meeting

To be admitted to the Annual Meeting, go to www.virtualshareholdermeeting.com/JNPR2020 and enter the 16-digit control number on your notice of internet availability of proxy materials or proxy card previously distributed to you. Online access to the Annual Meeting will open at 7:45 a.m. Pacific Time to allow time for you to log-in prior to the start of the live audio webcast of the Annual Meeting at 8:00 a.m. Pacific Time.

The virtual meeting platform is widely supported across most browsers and devices running the most updated version of applicable software and plugins. Participants, however, should ensure that they allow sufficient time prior to the start of the meeting to log-in and ensure that they can hear streaming audio prior to the start of the meeting. If any log-in difficulties are encountered, please call the technical support number on the log-in page.

It is important that you read the proxy materials that were previously distributed, and we strongly encourage you to vote in advance of the Annual Meeting, even if you are planning to log in and attend through the internet. The proxy card / voting instruction card included with the previously distributed proxy materials will not be revised to reflect this announcement and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, you do not need to take any further voting action because of this announcement.

You may change your vote at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy by telephone, over the Internet or by submitting a properly signed proxy card bearing a later date (which automatically revokes the earlier proxy). You may also revoke your proxy by providing a written notice of revocation to the Company’s Corporate Secretary at Juniper Networks, Inc., ATTN: Corporate Secretary, 1133 Innovation Way, Sunnyvale, California 94089 prior to your shares being voted, or by attending the Annual Meeting virtually and voting over the Internet. Attendance at the Annual Meeting without any other action will not cause your previously granted proxy to be revoked. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting over the Internet.

By Order of the Board of Directors,

Brian M. Martin

Senior Vice President, General Counsel and Secretary

Sunnyvale, California

April 17, 2020

The virtual-only Annual Meeting on May 14, 2020 at 8:00 a.m. Pacific Time will be accessible at www.virtualshareholdermeeting.com/JNPR2020.

Important notice regarding the availability of proxy materials for the Annual Meeting of the Stockholders to be held on May 14, 2020:

The Proxy Statement and our 2020 Annual Report are available at www.proxyvote.com and on our website at https://investor.juniper.net/investor-relations/default.aspx. You may also access the Company’s filings through the website maintained by the SEC at http://www.sec.gov.